                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12


                     Crown Central Petroleum Corporation
   -----------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
11.
     1)  Title of each class of securities to which transaction applies:

  ---------------------------------------------------------------------------

  2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  4)  Proposed maximum aggregate value of transaction:

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  5) Total fee paid:

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[  ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  1)  Amount Previously Paid:

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  4)  Date Filed:

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
  [ l o g o ]


 Crown Central Petroleum Corporation
 One North Charles Street
 Baltimore, Maryland 21201
 --------------------------------------
 _________________________

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 April 23, 1998
 ---------------------------------------
 _________________________

 To the Stockholders of CROWN CENTRAL PETROLEUM
 CORPORATION:

    Notice is hereby given that the Annual Meeting of Stockholders of Crown Central Petroleum Corporation (the
 "Company") will be held at  the Turf Valley Conference
 Center, 2700 Turf Valley Road, Ellicott City, Maryland on Thursday, the 23rd day of April, 1998 at two o'clock in the afternoon, Eastern Daylight Time, for the following purposes:

     1. ELECTION OF DIRECTORS.  To elect a Board of  nine
 (9) directors, each to serve for the next succeeding year and until his or her successor is elected and has qualified. Seven (7) of such directors will be elected by the holders of the Class A Common Stock and two (2) of such directors will be elected by the holders of the Class B Common Stock.

     2. SHAREHOLDER PROPOSALS. To vote upon two (2) shareholder proposals, if properly presented at the meeting. .

     3. OTHER BUSINESS. To transact such other business as may properly come before the meeting. The Board of Directors of the Company knows of no business other than the election of directors which will be presented for consideration at the Annual Meeting.

    Details respecting these matters are set forth in the Proxy Statement. Only stockholders of record at the close of business on March 12, 1998 will be entitled to notice of and to vote at the Annual Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
 MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD
 AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID,
 ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.  YOU MAY
 REVOKE THE PROXY BY GIVING WRITTEN NOTICE TO THE
 SECRETARY OF THE COMPANY AT THE ADDRESS ABOVE OR BY
 EXECUTION AND DELIVERY OF A LATER-DATED PROXY.

                             By order of the Board of
                             Directors,


                                                 [
 Signature ]
                             /S/---Dolores B. Rawlings
                             --------------------------
                             Dolores B. Rawlings,
                             Vice President - Secretary

 Crown Central Petroleum Corporation
 One North Charles Street
 Baltimore, Maryland 21201
 -----------------------------------------
 _________________________

 Proxy Statement
 For Annual Meeting of Stockholders
 to be held April 23, 1998
 ------------------------------------------
 _________________________

 SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished in connection with
 the solicitation of proxies on behalf of the Board of
 Directors of Crown Central Petroleum Corporation
 ("Crown" or the "Company") for use at the Company's
 Annual Meeting of Stockholders (the "Annual Meeting") to
 be held at the Turf Valley Conference Center, 2700 Turf
 Valley Road, Ellicott City, Maryland on Thursday, the
 23rd day of April, 1998 at two o'clock in the afternoon.
 This Proxy Statement and a form of Proxy will first be
 mailed to stockholders on or about March 30   ,, 1998.

    The Board of Directors of the Company has fixed the close of business on March 12, 1998 as the record date
 (the "Record Date") for the determination of Company stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Class A Common Stock, par value $5.00 per share ("Class
 A Stock"), and holders of record of Class B Common
 Stock, par value $5.00 per share ("Class B Stock"), at the close of business on the Record Date ("Record
 Holders") are entitled to notice of the Annual Meeting and to attend and vote at the Annual Meeting. The holder of a valid proxy will be permitted to attend the Annual
 Meeting and to vote the stock of a Record Holder. To be valid, a proxy must either be in writing and be signed by the Record Holder or be authorized by an electronic transmission from the Record Holder. In addition, to be valid, a proxy cannot have been revoked or superseded by a valid proxy with a later date.

*     The Proxy Card provided with this Proxy Statement is
 for completion both by holders of Class A Stock and by
 holders of Class B Stock.  If a stockholder owns shares
 of Class A Stock, the stockholder should vote on the
 election of the directors to be elected by the holders
 of Class A Stock.   If a stockholder owns shares of
 Class B Stock, the stockholder should vote on the election of the directors to be elected by the holders of Class B Stock. If a stockholder owns shares of both
 Class A Stock and Class B Stock, the stockholder should vote on the election of all directors. All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting, or any adjournments thereof, in accordance with instructions contained therein, if any. IF NO INSTRUCTIONS ARE INDICATED,
 SHARES OF CLASS A STOCK AND CLASS B STOCK FOR WHICH
 EXECUTED PROXIES ARE RECEIVED WILL BE VOTED:

  *   FOR THE ELECTION OF THE NOMINEES NAMED IN THE PROXY
 AS DIRECTORS OF THE COMPANY,

  *  AGAINST THE TWO SHAREHOLDER PROPOSALS, AND

  *  IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER
 MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

    Execution and return of the accompanying Proxy Card will not in any way affect a stockholder's right to attend the Annual Meeting and, if such stockholder's proxy is revoked, to vote in person. The stockholder giving the proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Presence at the Annual
 Meeting will not, of itself, revoke the proxy.

    The expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by use of the mails, by personal interview or by telephone or other electronic means and may be solicited, to a limited extent, by officers and directors and by other employees of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and to request authority for the execution of proxies and will be reimbursed by the Company for their expenses in forwarding such material.

 ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE, EXECUTE
 AND RETURN THE PROXY CARD SENT TO THEM WITH THIS PROXY
 STATEMENT.

 MATTERS TO BE VOTED ON AT THE ANNUAL MEETING
 --------------------------------------------

    ELECTION OF DIRECTORS. Nine (9) directors are to be elected, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and has qualified. Seven (7) directors will be elected by the holders of the Class A Stock, and two
 (2) directors (who may not be employees of the Company or any subsidiary of the Company) will be elected by the holders of the Class B Stock. See "Voting at the Annual
 Meeting - Voting Rights of Class A and Class B Stock" for a description of the voting rights of the Class A
 Stock and of the Class B Stock in the election of directors. A plurality of all votes cast by the applicable class will be sufficient to elect each such director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

    SHAREHOLDER PROPOSALS. Two (2) shareholder proposals will be voted on at the Annual Meeting. Two-thirds of all of the votes cast on a proposal will be necessary to approve a shareholder proposal. See
 "Voting at the Annual Meeting - Voting Rights of Class A and Class B Stock" for a description of the voting rights of the Class A Stock and Class B Stock as to the approval of the shareholder proposals. For purposes of the vote on the shareholder proposals, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

 VOTING AT THE ANNUAL MEETING
 ----------------------------

    OUTSTANDING SHARES; QUORUM. At the close of business on the Record Date, there were 4,817,394 shares of Class A Stock outstanding and 5,141,390150,118 shares of Class B Stock outstanding. The presence, in person or by properly executed and delivered proxy, of the holders of a majority of the votes of Class A Stock and Class B Stock entitled to vote at the Annual Meeting, taken together, is necessary to constitute a quorum at the Annual Meeting. For information with respect to stockholders who own more than 5% of the outstanding
 Class A Stock or Class B Stock, see "Security Ownership by Certain Beneficial Owners and Management."

    VOTING RIGHTS OF CLASS A AND CLASS B STOCK. The holders of record of the Class A Stock are entitled, voting separately as a class, to elect and to remove all directors other than directors to be elected by any other class or classes or series of stock. The holders of record of the Class B Stock may elect and remove two
 (2) directors, who may not be employees of the Company or of any subsidiary of the Company. There are no classes of stock other than Class A Stock and Class B
 Stock currently outstanding.

    Except with respect to the election of directors as described above, in all proceedings in which action of the stockholders of the Company is to be taken, each share of Class A Stock shall entitle the holder of record thereof to one vote, and each share of Class B
 Stock shall entitle the holder of record thereof to one-tenth (1/10) vote. Except with respect to the election of directors, holders of Class A Stock vote together with holders of Class B Stock as a single class.
    THE COMPANY SAVINGS PLAN. A unit of T. Rowe Price serves as the trustee for the Company's Employees
 Savings Plan and the Employees Supplemental Savings Plan
 (collectively the "Savings Plans"). Each plan participant with an investment in Class A Stock or Class
 B Stock will be given a form of proxy by the trustee to be used to instruct the trustee how to vote the Company stock held in the Savings Plans for the benefit of the participant. Shares for which no instructions are timely given will be voted as provided in the Savings
 Plans by the trustee in the same proportion as the votes cast with respect to those shares for which the trustee receives proper instructions. There is no provision in the Savings Plans to permit the trustee to grant a proxy to a plan participant, and as a result, all shares of Class A Stock and Class B Stock held in the Savings
 Plans will be voted by the trustee in accordance with the procedures described in this paragraph.


 ELECTION OF DIRECTORS
 ---------------------

    At the Annual Meeting, nine (9) directors will be elected, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and has qualified. Seven (7) directors will be elected by the holders of the Class A Stock, and two (2) directors (who may not be employees of the Company or any subsidiary of the Company) will be elected by the holders of the Class B Stock.

 INFORMATION CONCERNING THE NOMINEES
 -----------------------------------

    The names and ages (as of December 31, 1997) of those persons nominated to be directors of the Company, as well as their principal occupations for the last five years, directorships held by them in certain other publicly held companies, the year in which they became a director of the Company and certain other information with respect to such nominees are set forth below. The first seven (7) nominees listed are presented for election by the holders of Class A Stock, and the last two (2) nominees listed are presented for election by the holders of Class B Stock. All of the nominees are presently directors of the Company, and all of such nominees were elected at the Annual Meeting of Stockholders on April 24, 1997.

    There are no family relationships among any of the directors. Edward L. Rosenberg, Executive Vice
 President - Supply and Transportation and Frank B.
 Rosenberg, Senior Vice President - Marketing, are sons of Henry A. Rosenberg, Jr., Chairman of the Board,
 President and Chief Executive Officer. There are no other family relationships among the directors and the executive officers, and there is no arrangement or understanding between any director and any other person pursuant to which the director was elected.

    Proxies received will be voted in the manner directed in the proxy or, if no direction is made, for the election of the nominees named below. Although it is not expected that such a contingency will occur, if any nominee declines or is unable to serve, the proxies will be voted for a substitute nominee and, unless otherwise directed, for the other nominees named below.



                   PRINCIPAL OCCUPATION FOR
 NAME AND AGE    LAST 5 YEARS; DIRECTORSHIPS
 ON              IN PUBLIC CORPORATIONS        DIRECTOR
 DECEMBER 31,                                     SINCE
 1997
-----------------  -------------------------   ------------
------                                         --
TO BE ELECTED BY THE HOLDERS OF THE CLASS A
STOCK:

TO BE ELECTED BY THE HOLDERS OF THE CLASS A
STOCK:

JACK AFRICK    President and Chief             1991
(69)           Operating Officer, North
               Atlantic Trading Company,
               Inc. since January 1998;
               Vice Chairman, UST, Inc.
               from September 1990 through
               May 1993.  Also a director
               of Tanger Factory Outlet
               Centers, Inc. and Transmedia
               Network, Inc.

GEORGE L.        President and Chief           1992
BUNTING, JR.     Executive Officer, Bunting
 (57)            Management Group since July
                 1991.  Also a director of
                 Guilford Pharmaceuticals
                 Inc., Mercantile Bankshares
                 Corporation, and USF&G
                 Corporation.

MICHAEL F.       President, The Evolution          11991
DACEY (53)       Consulting Group, Inc.
                 since March 1995; Executive
                 Vice President, The Chase
                 Manhattan Bank, N.A. from
                 September 1987 through
                 September 1994.

PATRICIA A.      Retired.  Formerly, Senior        1989
GOLDMAN          Vice President - Corporate
 (55)            Communications, USAir, Inc.
                 from February 1988 through
                 January 1994.  Also a
                 director of Erie Family
                 Life Insurance Company and
                 rie Indemnity Company.

WILLIAM L.       President and Chief           1992
JEWS (45)        Executive Officer,
                 CareFirst, Inc. since
                 January 1998; President and
                 Chief Executive Officer,
                 Blue Cross and Blue Shield
                 of Maryland from April 1993
                 through December 1997;
                 President and Chief
                 Executive Officer,
                 Dimensions Health
                 Corporation from March 1990
                 through March 1993.  Also a
                 director of Municipal
                 Mortgage and Equity, L.L.C.
                 and The Ryland Group, Inc.

HENRY A.         Chairman of the Board and     1955
ROSENBERG, JR.   Chief Executive Officer of
(68)             the Company since May 1975
                 and President since March
                 1996.

SANFORD V.       Senior Vice President and         1997
SCHMIDT          Chief Administrative
 (50)            Officer, American Trading
                 and Production Corporation
                 ("Atapco") since May 1992.


 TO BE ELECTED BY THE HOLDERS OF THE CLASS B STOCK:

NAME AND AGE     PRINCIPAL OCCUPATION FOR LAST
ON               5 YEARS; DIRECTORSHIPS IN         DIRECTOR
 DECEMBER 31,    PUBLIC CORPORATIONS                SINCE
 1997
--------------   ------------------------------    --------
--               -------                           ----
THE REVEREND     President, Loyola College in      1995
HAROLD RIDLEY,   Maryland since July 1994;
S. J. (58)       Professor of English and
                 Department Chair, LeMoyne
                 College from September 1985
                 through June 1994.



 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
 VOTE FOR THE NOMINEES PRESENTED HEREIN.




 BOARD OF DIRECTORS
 ------------------

    ATTENDANCE. The Board of Directors held ten meetings during the past year. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served during the year.

    COMPENSATION OF DIRECTORS. Each director who is not an employee of the Company or a subsidiary of the Company is paid $12,000 per year for serving as a director and a meeting fee of $600, plus travel expenses, for attendance at each meeting. Each non-employee director who is a member of any committee of the Board of Directors other than the Executive
 Committee is paid $3,000 per year for serving on each such committee. The chairman of any committee other than the Executive Committee is paid a fee of $1,000 for serving in that capacity. Directors who are employees receive no separate compensation for serving on the Board, on any Board committee or as Chairman of any committee. See "Interest of Management and Others in Transactions with the Company and its Subsidiaries" for a description of Mr. Africk's consulting agreement under which he is paid a fee of $3,000 per month.

    Under a Deferred Compensation Plan for non-employee directors, a director may defer all or a portion of his or her compensation for payment after his or her termination as a director. The plan provides for the accrual of interest quarterly on the funds at the 90-day
 Treasury Bill rate in effect at the beginning of the quarter. The director may elect to receive the deferred compensation in one lump sum payment or in a number of annual installments (not exceeding ten).

 BOARD COMMITTEES
 ----------------

    EXECUTIVE COMMITTEE. The Executive Committee has the authority to act on behalf of the Board of Directors between meetings of the Board. Mr. Rosenberg serves as Chairman and Messrs. Africk and Gibbons are members of the Committee.

    AUDIT COMMITTEE.   Mr. Africk serves as Chairman and
 Messrs. Bunting, Dacey, Gibbons and Schmidt served in
 1997 as members of the Audit Committee.  The Audit
 Committee met five times during the past year. The functions which this Committee performs under its charter include: (i) recommending the selection of independent public accountants and reviewing with such accountants the audit scope and the results of the audit engagement, (ii) reviewing matters pertaining to internal audit and other internal control procedures,
 (iii) reviewing the audited and the unaudited statements to be submitted to the Board for approval, (iv) reviewing substantial claims by or against the Company,
 (v) reviewing the Company's financing plans and its compliance with debt covenants, (vi) reviewing current accounting related matters affecting the Company, and
 (vii) reviewing the effect of the scope of non-audit services rendered by the independent public accountants on their independence.

    EXECUTIVE COMPENSATION AND BONUS COMMITTEE.   Mr.
 Gibbons serves as Chairman and Ms. Goldman, Mr. Jews and
 Father Ridley are members of the Executive Compensation and Bonus Committee (the "Compensation Committee"). The
 Compensation Committee met three times during the past year. The Compensation Committee has the principal responsibility for the administration of the Company's annual incentive plan which is known as the Performance
 Incentive Plan and the 1994 Long-Term Incentive Plan
 (the "Long-Term Plan") and the authority and duty to submit recommendations to the Board with respect to the salaries of the Chairman of the Board and President. In addition, the Compensation Committee has the authority to submit recommendations to the Board with respect to plans for the compensation of executives of the Company, including amendments to any plans for compensation.

    SUCCESSION PLANNING COMMITTEE.     In 1996, the
 Board of Directors established the Succession Planning
 Committee as a special committee of the Board. The
 Succession Planning Committee has been directed to report to and make recommendations to the Board with regard to the line of succession within Senior
 Management.  Mr. Africk serves as Chairman and Messrs.
 Bunting, Gibbons and Rosenberg are members of the Committee. The Committee met nine times during the past year.


 REPORT OF EXECUTIVE COMPENSATION AND BONUS COMMITTEE
 ----------------------------------------------------

    On an annual basis, the Company engages an internationally known management consulting firm to assist it in performing a review of its executive compensation practices. Compensation philosophy, the
 Company's objectives and Crown's total direct compensation package which consists of base salary and annual and long-term incentives are reviewed. The results of this study are carefully considered by the Compensation Committee in connection with its approval of the compensation to be paid to the Company's executive officers.

    The following objectives and guiding principles have been identified in establishing the Company's executive compensation program: (1) provide a strong link between management and shareholder interests by rewarding executives for the creation of shareholder value, (2) attract and retain key executive talent by providing competitive total reward opportunities based on the Company's performance, (3) provide an appropriate balance between short and long-term reward opportunities, and (4) ensure there is a clear line-of-sight between reward opportunities and performance controlled or directly influenced by the executive.

    Specifically, base salaries are targeted to the
 median or fiftieth percentile of overall competitive
 practices.  Recommendations for base salary adjustments
 for officers are determined by considering the
 executive's position, experience, knowledge, skills, job
 performance and the strategic importance of the
 individual and the position, as reflected in the
 Chairman's recommendations to the Compensation
 Committee.   Annual incentive and long-term incentive
 awards are each targeted to generate total cash compensation between the fiftieth and seventy-fifth percentile of competitive practices and are based on the Company's performance.

    The Company's competitive position is determined by conducting an annual survey of the practices at other companies, both national and regional, including companies of similar size and focus within the petroleum industry. Six of the nine companies most recently selected as industry comparables are included in the more than two dozen companies in the Value Line
 Integrated Petroleum Index shown on the Performance
 Graph in this Proxy Statement.

    The Company's most recent survey analysis of compensation practices shows that officers' base salaries, total cash compensation (base salary and annual incentives) and total direct compensation (total cash compensation plus the estimated annualized present value of long-term incentive awards) are generally below the median. The Compensation Committee is, to the extent practicable, attempting to insure that increases in base salaries and total cash compensation are targeted to median levels. During 1997, the Compensation Committee recommended, and the Board approved, a $25,000 increase
 (4%) in the base salary previously established for Mr.
 Henry A. Rosenberg, Jr. in July 1995. This increase places Mr. Rosenberg in the comparable median salary range for chief executive officers.

    In 1994, the Company adopted, with stockholder approval, the Long-Term Plan, and in 1996 it adopted the Performance Incentive Plan. These Plans are intended to provide additional incentives to officers and senior managers for improvements in Company-wide performance.

    The 1998 Performance Incentive Plan is a cash plan offered to officers, senior management and other salaried employees. Minimum, target and maximum awards are established by the Compensation Committee for the Plan year. Executive officers can earn a target award of 35-65% of base salary based upon the Company's performance, as measured by EBITDAAL which is defined as earnings before interest, taxes, depreciation, amortization, abandonments and LIFO accounting provisions. EBITDAAL must meet the annual minimum threshold approved by the Compensation Committee for any awards to be earned in a Plan year. The Company's 1997 actual operating performance was within the range that allowed for the payment of incentive awards at approximately the target level provided by the 1997
 Performance Incentive Plan.

    The Long-Term Plan is designed to provide incentives to officers and key employees who have significant responsibilities for the successful implementation of the Company's long-term business strategies. The Long-
 Term Plan provides for awards of non-qualified stock options ("Options") for the purchase of the Company's
 Class B Stock and for Performance Vested Restricted
 Stock ("PVR Stock") which is also awarded in shares of Class B Stock. Awards are made by the Compensation
 Committee, and no participant may receive Options for more than 150,000 shares of stock or more than 50,000 shares of PVR Stock in any one year.

    PVR Stock is issued to a participant subject to the attainment of performance goals and the satisfaction of various restrictions established by the Compensation
 Committee. The performance goals are currently based upon the Company's operating performance as measured by EBITDAAL. In addition, three-year Net Income on a FIFO
 Basis must meet the minimum threshold approved by the Compensation Committee for any awards of PVR Stock to vest at the end of the performance cycle. In 1996, the Compensation Committee amended the Plan to permit PVR
 Stock that has not vested at the end of the performance cycle to vest at the end of five years rather than being forfeited by the participant. This feature is intended to help the Company retain the services of participants in the Long-Term Plan and to simplify the accounting treatment of PVR Stock. The 1995 - 1997 Plan cycle has been completed and, because the minimum performance goals established were not achieved, the PVR Stock issued under the Plan for that cycle has been forfeited by the participants.

    The Company's Supplemental Retirement Income Plan for Senior Executives (the "SRI Plan") and the Executive
 Severance Plan (the "Severance Plan") are designed to provide competitive executive benefits which are consistent with current practices. All officers at the Vice President level and above are participants in the SRI Plan and benefits vest after five years of service.
 All current officers at the Vice President level and above have been designated as participants in the Severance Plan. Under the Severance Plan, if a participant is terminated without good reason within two years of a change of control, as defined in the Severance Plan, the participant receives credit for enhanced age and service under the SRI Plan and the immediate payment of SRI Plan benefits. In addition, the participant receives a payment of two times the executive's annual salary, full payment under the annual
 Performance Incentive Plan, an additional contribution equal to a two-year Company match for participants in the Savings Plans, the continuation of certain welfare benefits for a two-year period and certain other miscellaneous benefits. The Committee views the Severance Plan as a typical executive benefit that will help insure stability and continuity of employment of key management personnel at the time of a proposed or threatened change of control, if any.

    It is not currently anticipated that any officer could earn annual compensation in excess of one million dollars under the existing compensation plans.
 Stockholder approval of the Performance Incentive Plan would be required for compensation under this plan to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Some additional limitations on the PVR Stock portion (but not the portion relating to Options) of the Long-Term Plan might also be required to qualify that compensation for deductibility. The
 Compensation Committee will consider recommending such steps as may be required to qualify either annual or long-term incentive compensation for deductibility if that appears appropriate at some time in the future.

    This Report has been submitted by the Compensation
 Committee: Thomas M. Gibbons, Chairman; Patricia A.
 Goldman; William L. Jews; and Reverend Harold Ridley,
 S.J.



 INTEREST OF MANAGEMENT AND OTHERS IN TRANSACTIONS WITH
 THE COMPANY AND ITS SUBSIDIARIES
 --------------------------------------------------------
 ----------

    Effective November 1, 1993, Mr. Africk became a general business adviser and consultant to the Company for which he is paid a consultancy fee of $3,000 per month. His work in this capacity is in addition to his service as a director, member of the Executive
 Committee, Chairman of the Audit Committee and Chairman of the Succession Planning Committee.



 ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION
 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
 COMPENSATION DECISIONS
 --------------------------------------------------------
 --------

    None

 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND
 MANAGEMENT
 --------------------------------------------------------
 ------

    OWNERS OF MORE THAN FIVE PERCENT. The following table sets forth the class of shares of the Company's stock, and the amount and percentage of that class, owned by all persons known by the Company to be the beneficial owners of more than 5% of the shares of any class of the Company's stock on December 31, 1997:


                                                        Percent
   Name and Address                                   of  Class
 of Beneficial Owner    Title of Class      Amount     --------
----------------------  ---------------  -----------
         ---                  ---             --
American Trading and     Class A Stock      2,462,071     51.11
Production Corporation   Class B Stock        863,109     16.31
"group" (a)
Blaustein Building
P.O. Box 238
Baltimore, MD  21203

A.I.C. Limited "group"   Class A Stock        448,900      9.32
(b)
7930 Clayton Road
St. Louis, MO  63117

FMR  Corp. (c)           Class A Stock        510,000     10.59
82 Devonshire Street
Boston, MA 02109
Franklin Resources,      Class B Stock        500,000      9.54
Inc. (c)
777 Mariners Island
Boulevard
P.O. Box 7777
San Mateo, CA 94403

Schneider Capital        Class B Stock        554,000     10.57
Management, L.P. (c)
480 East Swedesford
Road
Suite 1080
Wayne, PA  19087

Donald Smith & Co.,      Class B Stock        453,400      8.65
Inc. (c)
East 80 Route 4
Paramus, NJ 07652
 -------------------------______________
 -----

 (a)Atapco and various persons who (or whose spouse) hold stock in Atapco either individually or in a fiduciary or beneficial capacity are a "group" (the "Atapco Group") as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"). ATAPCO, Inc., a Delaware corporation and a wholly owned subsidiary of Atapco, is the holder of 2,366,526 shares of Class A Stock and 591,629 shares of Class B Stock, and other members of the Atapco Group are the holders of 95,545 shares of Class A Stock and 271,480 shares of Class B Stock. The Class B Stock shown in the table includes 61,400 shares of stock granted to members of the Atapco Group as PVR Stock under the Long-Term Plan and 183,037 shares that members of the Atapco Group have a right to acquire pursuant to Options granted under the Long-Term Plan if the right to acquire the shares under the Option vested on or before March 1, 1997 ("Vested Option"). The percentage calculation is based on the shares outstanding following cancellation of the PVR Stock granted in 1995 and the shares that may be acquired pursuant to Vested Options granted to members of the Atapco Group.

 (b)This information was obtained from a report on Schedule 13D dated January 14, 1983 and Amendment No. 7 dated June 18, 1990, which were filed with the Securities and Exchange Commission (the "Commission"). A.I.C. Limited, the record owner of 448,900 shares of Class A Stock, and two associates, who have no record ownership of Class A Stock, are a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

 (c)Information concerning the stock holdings of FMR Corp.; Franklin Resources, Inc.; Schneider Capital Management, L.P.; and Donald Smith & Co. Inc. was obtained from reports on Schedule 13G and amendments to those schedules that have been filed with the Commission. Each of these four entities reports that it is registered as an investment adviser. The percentage calculation for each is based on the shares outstanding as shown on the Company's financial statements for the fiscal year ended December 31, 1997.


    DIRECTORS AND OFFICERS. The following table sets forth the number of shares of each class of the Company's stock and the percentage of each class owned by each of the directors and nominees, by certain executive officers and by all directors and officers as a group on December 31, 1997:


                   Shares of Securities Beneficially Owned
                          on December 31, 1997 (a)
                  -----------------------------------------

                                Class B Common Stock
                       Class A
                       Common
                       Stock
Name                                %         Amount      %
                          Amoun
                            t
-----------------         ------   ----    -------         ---
                                                     -
Jack Africk                            --       500        (b)
                               --
George L. Bunting, Jr.                 --     1,000        (b)
                               --
Michael F. Dacey                                --          --
                            1,000     (b)
Thomas M. Gibbons             200     (b)       --          --
Patricia A. Goldman           100     (b)         --        --
William L. Jews                                  200       (b)
                               --      --
Rev. Harold Ridley, S.J.       --                100       (b)
                                       --
Edward L. Rosenberg         3,712     (b)                  (b)
                                           36,599(c)
Henry A. Rosenberg, Jr.   2,458,3            826,510     15.56
(d)                            59   51.03
Sanford V. Schmidt            200     (b)        --         --
Phillip W. Taff               500     (b)                  (b)
                                           51,279(c)
Randall M. Trembly         11,774     (b)                  (b)
                                           48,856(c)
John E. Wheeler, Jr.        3,264     (b)                  (b)
                                           37,044(c)
All Directors, Nominees   2,483,1   51.55  1,123,964(    20.45
and Officers as a group        79          e)
including those listed
above
 (20 individuals)

 ---------------------------------------

 _______________________
  (a) Each director holds sole voting and investment power over the shares listed; however, in one or more cases the stock may be registered in the name of a trust or retirement fund for the benefit of the director. In the case of officers of the Company, the table includes interest in shares held by the trustee under the Savings Plans, the Class B Stock granted as PVR Stock under the Long-Term Plan (but not shares of PVR stock granted in the 1994-1996 and the 1995-1997 cycles which have been forfeited) and shares subject to Options. See footnote (c).

 (b)Represents less than one percent of the shares outstanding.

 (c)Includes Vested Options as follows: Mr. Edward L.
     Rosenberg, 26,709 shares; Mr. Taff, 34,739 shares;
     Mr. Trembly, 29,413 shares and Mr. Wheeler, 27,533 shares.

 (d) Mr. Rosenberg is a director and stockholder of Atapco which is a member of the Atapco Group. See
     "Security Ownership by Certain Beneficial Owners and
     Management." The shares listed are the shares owned by the Atapco Group other than shares reported separately in the table as owned by Edward L.
     Rosenberg. Henry A. Rosenberg, Jr. owns shares of preferred stock and is a beneficiary of a trust of which he is one of the trustees holding common stock of Atapco. In addition, Mr. Rosenberg is one of the trustees of other trusts, in which he has no beneficial interest, which own shares of preferred and common stock of Atapco. Of the shares listed above, Mr. Rosenberg holds 21,544 shares of Class A
     Stock and 53,764 shares (including PVR Stock) of
     Class B Stock individually and in the Company's
     Savings Plans. The Class B Stock shown on the table also includes 132,806 shares that may be acquired by Mr. Rosenberg and 23,522 shares that may be acquired by another member of the Atapco Group upon the exercise of Vested Options granted under the Long-
     Term Plan. The percentage calculation is based on the shares outstanding following cancellation of the PVR Stock granted in 1995 and the shares that may be acquired pursuant to Vested Options granted to members of the Atapco Group other than Edward L.
     Rosenberg.

 (e)Includes 368,721 shares that may be acquired pursuant to Vested Options granted under the Long-
     Term Plan and the 1995 Management Stock Option
     Plan. The percentage calculation is based on the shares outstanding following cancellation of the PVR
     Stock granted in 1995 and the shares that may be acquired pursuant to Vested Options granted to Officers.


    COMPLIANCE WITH SECTION 16(A). Based upon a review of the Forms 3, 4 and 5 and any amendments thereto, filed with the Commission and furnished to the Company as well as letters provided to the Company by various reporting persons, the Company is of the opinion that no reporting person has failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the Company's most recent fiscal year.


 SUMMARY COMPENSATION TABLE
 ---------------------------

      The following table sets forth the
 compensation awarded to, earned by or paid to the Chief Executive Officer and the other four most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years. The positions shown on the table are those held by the officers on December
 31, 1997:


                                                            LONG-TERM
                                        ANNUAL         COMPENSATION AWARDS
                                     COMPENSATION      -------------------
                                  ------------------
                                          -
Name and                                     Other    Securiti      All
 Principal                                  Annual       es        Other
 Position           Yea  Salary   Bonus    Compensat  Underlyi   Compensati
                     r                      ion (a)      ng        on (c)
                                                       Options
                                                         (b)
-----------------   ---  -------  ------   ---------  --------   ----------
                     -              --         -         --
Henry A.Rosenberg,  199  $591,66   $321,3    $ 20,519    50,000  $ 20,799
  Jr., Chairman       7        8       90      19,832    30,360    21,770
  of the Board,     199  575,004   97,248      20,231    88,800    20,358
  President           6  562,506   ---
  and Chief         199
  Executive           5
  Officer

Edward L.           199  $176,67        $    $ 17,239     6,600  $ 43,974
Rosenberg             7        6   86,621      16,717     4,620    10,808
  Senior Vice       199  168,840   21,526      17,085    23,340     7,873
  President-          6  154,254   ---
 Supply             199
  and                 5
 Transportation

Phillip W. Taff     199  $255,84        $    $ 19,256    18,600  $ 13,029
  Executive Vice      7        8   64,692      17,398     8,870    28,311
  President and     199  241,257   38,439      16,853    30,430    78,910
  Chief               6  207,504   ---
  Financial         199
 Officer              5

Randall M. Trembly  199  $236,68   $163,3    $ 17,250    17,600  $ 12,170
 Executive Vice       7        0       91      16,650     6,520    11,594
  President         199  208,758   33,826      15,600    27,250     7,528
                      6  167,508   ---
                    199
                      5

John E. Wheeler,    199  $201,67        $    $ 18,913     7,800  $  9,974
Jr.                   7        2   79,868      18,783     5,150    10,023
  Senior Vice       199  188,754   23,985      19,007    24,130     8,175
  President-          6  165,012   ---
 Finance            199
  and Treasurer       5


 -----------------------
 (a) These amounts include automobile allowances, gasoline allowances, and the tax gross-ups applicable to the gasoline allowances. Perquisites below the required reporting levels are not included in this table.

 (b) The Options are for the purchase of shares of Class B
     Stock.

 (c) These amounts include imputed income related to excess life insurance, payments for executive medical insurance and the Company's matching payments under the Savings Plans. In 1997, the imputed income for Mr. Henry A. Rosenberg, Jr. was $8,640; for Mr. Taff, $2,160 and for Mr. Trembly, $846. The executive medical payments for each of the officers listed in the table were $1,940. The Company's matching payments under the Savings Plans were for Mr. Henry A. Rosenberg, Jr. $10,219; for Mr. Edward
     L. Rosenberg, $7,034; for Mr. Taff, $8,929; for Mr. Trembly, $9,384 and for Mr. Wheeler, $8,034. The amounts shown for Mr. Edward L. Rosenberg include the payment of $5,000 for moving expenses and $20,000 as a housing allowance in 1997 and the reimbursement of moving expenses of $1,560 in 1996. The amounts shown for Mr. Taff include the reimbursement of moving expenses of $15,082 in 1996 and of $73,140 in 1995.




                      OPTION GRANTS IN LAST FISCAL YEAR
                              Individual Grants


                       Number   % of Total
                         of      Options
                      Securiti  Granted to
                         es     Employees                            Grant Date
                      Underlyi  in Fiscal    Exercise   Expiratio     Present
 Name                    ng        YYear      Price         n             Value
                       Options                             Date         (b)

                       Granted
                         (a)
--------------------  --------  ----------   ---------   ---------  -----------
-                     --                     -           --         -
Henry A. Rosenberg,                   30.0           $      May 1,             $
Jr.                      50,000                  11.69        2007       115,687

Edward L. Rosenberg       6,600        4.0       11.69      May 1,        15,271
                                                              2007
 Phillip W. Taff                      11.1       11.69                    43,035
                         18,600                             May 1,
                                                              2007
Randall  M. Trembly                   10.5       11.69      May 1,        40,722
                         17,600                               2007

 John E. Wheeler,         7,800        4.7       11.69      May 1,        18,047
 Jr.                                                          2007



 ---------------------
 (a)All of the grants shown were made on May 1, 1997. For each grant, one-third of the Options granted are exercisable one year from the date of the grant; an additional one-third will be exercisable on the second anniversary of the grant; and the final one-third will be exercisable on the third anniversary of the grant. Tax withholding obligations may be satisfied upon exercise by the deduction of Option shares.

 (b)For the purposes of this presentation, the Company valued its Options based upon the Black-Scholes model, a widely used and accepted formula for valuing traded stock options. The actual increase in value will occur directly with the appreciation of the per share market price of the Company's Class
     B Stock as stockholders' return on investment increases. There is no gain to the executives, however, if the per share market price of the Company's Class B Stock does not increase or if it declines. The following assumptions were used to calculate the Black-
     Scholes value: a three-year expected option life, a 27 percent stock price volatility, a
     5.67 percent risk free rate of return, an annual dividend yield of 0 percent, and an exercise price equal to the stock price on the date of grant. This resulted in an Option value of $2.31 per share. The Company has used the historical annual dividend yield and stock prices as assumptions for the Black-
     Scholes model. These calculations are not projections; and there is, therefore, no guarantee that the assumptions will be the actual annual dividend yield or stock price volatility rate over the next three years.



              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                    AND FISCAL YEAR-END OPTION VALUES (a)

                         Number of       Value of
                         Securities     Unexercised
                         Underlying    In-The-Money
                        Unexercised     Options at
                       Options at FY-     FY-End
                            End        ------------
                       --------------       ---
                            ---

Name                    Exercisable    Unexercisabl  Exercisabl  Unexercisa
                                             e            e          ble
---------------------  --------------  ------------  ----------  ----------
-                      ---             ---           --          ---
Henry A. Rosenberg,        94,320         99,840     $  473,269       $
Jr.                                                                642,953
                           22,498         17,462        117,524
Edward L. Rosenberg
                           28,642         34,658        154,171    110,084
Phillip W. Taff
                           25,039         31,031        132,485
Randall M. Trembly                                                 228,422
                           23,202         19,278        121,542
John E. Wheeler, Jr.
                                                                   208,977


                                                                   122,158

 ------------------------------

  (a) The Options are for the purchase of Class B Stock.



         LONG -TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR (a)


                                           Estimated Future
                                                Payouts
                                         ---------------------
                                         ---------------------
                                                   -
                                                        Maximu
                                                          mm
                       Numbe  Performa   Thresh  Targe  (Share
      Name               r       nce      old      t    s) and
      ---------------    of    Period    (Share  (Shar   Cash
      ---------------  Share  --------     s)     es)    (b)
      --                 s    --------   ------  -----  ------
                       -----     --      ------  -----  ------
                       -----               -            -
                         --
     Henry A.          29,90   Jan. 1,   14,950  29,90  29,900
     Rosenberg, Jr.      0    1997 -               0
                               Dec.
                              31, 1999   2,000           4,000
      Edward L.
      Rosenberg        4,000   Jan. 1,           4,000
                              1997 -
                               Dec.
                              31, 1999
     Phillip W. Taff   11,10   Jan. 1,   5,550   11,10
                         0    1997 -               0    11,100
                               Dec.
                              31, 1999
     Randall M.        10,40   Jan. 1,   5,200   10,40
     Trembly             0    1997 -               0    10,400
                               Dec.
                              31, 1999
     John E. Wheeler,          Jan. 1,   2,300
     Jr.               4,600  1997 -             4,600  4,600
                               Dec.
                              31, 1999

  ------------------------------

    (a)The  shares listed are Class B Stock  which
  was  issued  as  PVR Stock and  was  awarded  to
  participants  under  the  Long-Term  Plan.   The
  performance  goals applicable  to  these  awards
  are   based  upon  EBITDAAL.   See  "Report   of
  Executive  Compensation  and  Bonus  Committee."
  Net Income on a FIFO Basis must meet the minimum threshold established for the cycle for any of this PVR Stock to be earned during the Performance Period.

  (b)  The  cash  earned at the maximum  level  is
  equal  to  50% of the value of the stock  earned
  on   the   Performance  Period  date  that   the
  restrictions lapse.




                           PENSION PLAN TABLE (a)

              Years
                of
             Service
Remuneratio     15         20        25       30        35         40      45
     n

  $150,000    $54,000         $        $         $         $         $         $
                         72,000   94,500   117,000   139,500   162,000    84,500

  200,000      72,000    96,000  126,000   156,000   186,000   216,000   246,000

  250,000      90,000   120,000  157,500   195,000   232,500   270,000   307,500

  300,000     108,000   144,000  189,000   234,000   279,000   324,000   369,000

  400,000     144,000   192,000  252,000   312,000   372,000   432,000   492,000

  500,000     180,000   240,000  315,000   390,000   465,000   540,000   615,000

  600,000     216,000   288,000  378,000   468,000   558,000   648,000   738,000


  ---------------------
  (a)  The  table  above reflects  the  retirement
  benefits  (life annuity with 60 months  certain)
  which  would  be  payable  under  the  Company's
  Retirement  Plan at various base  salary  levels
  and   years  of  service  projected  to   normal
  retirement.   The   table   assumes   that   the
  participant  has earned the annual  remuneration
  shown  in  the table in every year  of  credited
  service.   The  Retirement  Plan  is  a   career
  average  plan  with benefits  based  on  taxable
  compensation.    Limitations  imposed   by   the
  Internal  Revenue Code or any other statute  are
  not  reflected in the table since the  Company's
  Supplemental Retirement Income Plan  for  Senior
  Executives is designed to provide or restore  to
  participants the benefits that would  have  been
  received   under   the   Retirement   Plan    if
  calculated  without regard to such  limitations.
  All  officers  at the Vice President  level  and
  above    participate   in    the    Supplemental
  Retirement  Income  Plan.  Henry  A.  Rosenberg,
  Jr.'s  normal  retirement date was  December  1,
  1994.  His credited service at that time was  42
  years  and  4  months.  The  estimated  credited
  service  projected to normal retirement for  the
  other   executives   listed   in   the   Summary
  Compensation Table are: Edward L. Rosenberg,  39
  years and 10 months; Phillip W. Taff, 12 years and 7 months; Randall M. Trembly, 27 years and
  10 months and John E. Wheeler, Jr., 41 years and 8 months.






                              PERFORMANCE GRAPH
                             ------------------


           1992   1993     1994  1995   1996    1997
Crown
Common
Stock      $100   $114     $96   $114   $95     $164
Amex
Market
Value        100    120     109  137    146     177
Index
Value Line
Int. Pet.
Index       100   122      131   169    220     284











       The graph above plots the cumulative shareholder's
 return on a $100 investment in Crown Common Stock (Class
 A  and Class B Stock combined on a weighted market value
 basis)  over  a  five-year  period  assuming  that   all
 dividends  are reinvested.  The American Stock  Exchange
 Market   Value  Index  and  the  Value  Line  Integrated
 Petroleum  Index  are  also  shown  on  the  graph   for
 comparative purposes.  It should be noted that the Value
 Line Index includes a number of major oil companies that
 are  significantly  larger than Crown.   Many  of  these
 companies are also engaged in the upstream production of both crude oil and natural gas and are in other lines of business in addition to their refining and marketing activities.


 SHAREHOLDER PROPOSALS

 FIRST SHAREHOLDER PROPOSAL.
 ----------------------------

    Mr. John R. McDowell of 8231 Coastway Lane,
 Houston, Texas 77075 has advised the Company that he holds approximately 100 shares of Class A Stock as a participant in the Company's Employees
 Savings Plan and that he intends to present the following shareholder proposal for consideration at the Annual Meeting:

 SHAREHOLDER PROPOSAL.  [SUBMITTTED BY MR. MCDOWELL.]
 ----------------------------------------------------

    BE IT RESOLVED:  That the shareholders of
 Crown Central Petroleum Corporation ("Crown" or the "Company") request that Crown's Board of Directors commission an independent study to evaluate the criteria, methods and procedures whereby Crown determines the compensation of its top five executive officers. The study would explore ways to more effectively link Crown's executive compensation system to Company performance, and would make recommendations as to such criteria, methods and procedures that the Executive Compensation and Bonus Committee of the
 Board of Directors (the "Committee") should adopt in bringing Crown's compensation policies more in line with overall Company performance, and specifically, with the performance of the stock.
 A written report of the study and the resulting recommendations would be included in the next annual report, proxy statement and/or other appropriate filing, with a copy made available to shareholders on request.

 SUPPORTING STATEMENT.  [SUBMITTED BY MR.
 MCDOWELL.]
 -------------------------------------------------
 --

    Crown's shareholders should be concerned about the effect of the Company's executive compensation system on their investment. The factors currently considered by the Committee do not adequately measure the performance of the executives and do not effectively tie executive compensation to Company performance. To the contrary, while Company performance has declined throughout the 1990s, Crown CEO Henry Rosenberg,
 Jr. and other Crown executives have been rewarded with increased total compensation packages, including higher salaries, bonuses and/or stock options.

    Throughout this decade, Crown stock has
 consistently ranked as one of the poorest performers among oil refining and marketing companies in the United States, dramatically declining in value even as stock of other oil refining companies to which analysts routinely compare Crown has increased significantly. From the beginning of 1990 to the end of 1996, Crown's
 Class A Common Stock plummeted from over $31 per share to below $13 per share, and Crown's Class B
 Common Stock similarly fell from over $29 per share to $12 per share. Moreover, during the past five years, Crown's operations annually have posted net losses.

    Market analysts have commented on this dismal performance. Jeff Rosenberger, a fund manager for Clover Capital Management, stated, "These guys can't execute--they're the Mets" (BALTIMORE
 SUN, Apr. 1, 1995).  Marc Perkins of Perkins
 Capital Advisors blamed Crown's management, observing, "They just don't understand the oil business...people around them make money; they don't make any money" (BALTIMORE DAILY RECORD, February 1, 1996).

    Crown's current executive compensation
 program has four guiding principles which , but only one of these even purports to link executive compensation to "shareholder value".
 Nevertheless, these guiding principles are vague and do Even this one guiding principle is vague and does not provide clear direction to the Committee as to how ithey should be implemented.
 As a result, executives are not held accountable to shareholders for their performance.

    Accordingly, independent, third-party
 scrutiny of Crown's executive compensation system, followed by a written report that would be made available to the shareholders, is both overdue and critical to enforcing management accountability. Only once measures are implemented that better link executive compensation to Company performance will Crown's current practice of rewarding management failures come to an end.

 BOARD OF DIRECTORS STATEMENT IN OPPOSITION.
 -------------------------------------------

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
 THE MCDOWELL SHAREHOLDER PROPOSAL.
 -------------------------------------------------
 --------

    As noted in the Report of Executive
 Compensation and Bonus Committee in this Proxy
 Statement, the Company annually "engages an
 internationally known management  consulting firm
 to assist it In performing a review of its
 executive compensation practices....The results
 of this study are carefully considered by the Compensation

 Committee in connection with its approval of the compensation to be paid to the Company's executive officers." The Compensation Committee is an independent committee of outside directors, advised by an independent management consultant.
 As the Report of the Compensation Committee clearly states, cCompany performance and increased shareholder value are key factors considered by the Compensation Committee in its administration of the Company's executive compensation program;. T and the Company's performance as measured by EBITDAAL is determative of the awards earned by senior executives under both the Company's annual incentive plan and its long-term incentive plan.
 The study requested in the McDowell shareholder proposal would, therefore, simply duplicate work currently done for and by the Compensation
 Committee. Furthermore, information concerning the compensation of the five most highly compensated executive officers is fully disclosed in this Proxy Statement in accordance with the Commission's proxy rules. The Board of Directors believes that furtherthe public disclosure of confidential, competitive and proprietary information developed by the management consulting firm employed to assist the Compensation Committee would be inappropriate.
 The Board of Directors recommends a vote AGAINST the McDowell shareholder proposal. See "OCAW's
 Corporate Campaign."

    SECOND SHAREHOLDER PROPOSAL.
    ----------------------------

    Mr. Ernest Gilchrest of 419 Yorkshire,
 Pasadena, Texas 77503 has advised the Company that he is the beneficial owner of approximately
 777 shares of Class A Stock and approximately 13 shares of cClass B Stock as a participant in the Company's Employees Savings Plan and that he intends to present the following shareholder proposal for consideration at the Annual Meeting:

    SHAREHOLDER PROPOSAL.  [SUBMITTED BY MR.
 GILCHREST.]
    ---------------------------------------------
 -------

    BE IT RESOLVED:  That the shareholders of
 Crown Central Petroleum Corporation ("Crown" or the "Company") request that Crown's Board of Directors consider commissioning a study of the relationships between the Company and members of the Rosenberg family, to be made by independent management consultants. It is recommended that the study, among other things:


 (a)(a)       Investigate, determine and evaluate
 the work performed for the Company by Edward
  L. Rosenberg, Senior Vice President-Supply and
 Transportation and Frank B. Rosenberg, Senior
 Vice President-Marketing (together, the
 "Rosenberg brothers");


 (b)     Investigate and determine the total
 remuneration, including salaries, fees,
 commissions, bonuses and benefits, paid or made available by the Company to the Rosenberg brothers during the last five fiscal years.

 (c)     Evaluate whether the total remuneration
 paid to each of the Rosenberg brothers is appropriate for the work performed;

 (d) Review the standards or criteria set by the Succession Committee of the Crown Board of
 Directors in choosing a new CEO and Chairman of the Board and/or other executive officers, particularly as such standards of criteria relate to, or involve consideration of, the Rosenberg brothers; and

 (e) Prepare a written report of the study to the Board of Directors, and make such report available to individual shareholders on request.

      SUPPORTING STATEMENT.  [SUBMITTED BY MR.
 GILCHREST.]
    ---------------------------------------------
 -------

    Crown is a publicly-held corporation
 controlled by family interests.  CEO Henry
 Rosenberg, Jr. beneficially owns a majority of Crown's Class A Common Stock, and his two sons, the Rosenberg brothers, occupy key executive positions within the Company. Moreover, Henry
 Rosenberg, Jr. is a member of Crown's Succession
 Committee. Clearly, potential conflicts may arise between Henry Rosenberg, Jr.'s family interests and his obligations to the Crown shareholders.

    First, it is possible that corporations
 controlled by one family may pay excessive remuneration to members of the controlling family. Especially during times of corporate financial difficulties and lackluster performance, it is imperative that the performance and compensation of family members be reviewed by an independent party.

    Second, it is worth noting that the
 Rosenberg brothers were both promoted to Senior
 Vice President on the same day, which gives the rise to speculation that the Rosenberg brothers are being prepared or "groomed" to someday take over their father's leadership of Crown. At the same time, the deficient performance of the Company under the leadership of Henry Rosenberg, Jr. and his sons indicates that their promotions may have been made at the expense of creating shareholder value.

    Given this situation, it is crucial that the Succession Committee formulate clear and rational standards of criteria in carrying out its functions. The Succession Committee did not meet in 1996, and shareholders have not otherwise been informed of what, if anything, the Succession Committee has done and what, if any, standards or criteria they have set. This information is of vital importance to shareholders, as well as to the long-term performance of the Company.

    BOARD OF DIRECTORS STATEMENT IN OPPOSITION.
    -------------------------------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
 AGAINST THE GILCHREST SHAREHOLDER PROPOSAL.

    The Compensation Committee, an independent committee of outside directors, periodically reviews and evaluates the work performed and the level of compensation paid to all executive officers, including the work and compensation of Edward L. Rosenberg and Frank B. Rosenberg.
 Information concerning competitive practices and market rates for executive compensation provided to the Compensation Committee by the independent management consulting firm includes data relevant to the positions of Senior Vice
 President-Marketing and Senior Vice President-
 Supply and Transportation and that information is carefully considered by the Compensation
 Committee in formulating its recommendations to the Board of Directors. The Proxy Statement contains all of the required disclosures with respect to any potential conflict of interest or relationship between officers and directors of the Company. The Board of Directors does not believe any further study or report is appropriate or justified. The Board of Directors recommends a vote AGAINST the Gilchrest shareholder proposal.

    OCAW'S CORPORATE CAMPAIGN.
    --------------------------

    For over two years, Tthe Company has for over two years been involved in a protracted labor dispute with the Oil Chemical and Atomic
 Workers International Union ("OCAW") bargaining unit at the Company's Pasadena, Texas refinery.
 In February 1996, following incidents of sabotage at the refinery, Crown locked out approximately 250 OCAW employees. Since that time, OCAW has waged an orchestrated corporate campaign against the Company. That campaign has at times become very personal in its attacks on and attempts to denigrate the Rosenberg family.

      At At the time of the lockout, Mr.
 McDowell was an OCAW member in the Pasadena refinery bargaining unit, and he has been actively involved in various aspects of the corporate campaign against Crown since the lockout. At the time of his retirement from Crown, Mr. Gilchrest was also a member of OCAW.
 Neither Mr. McDowell nor Mr. Gilchrest has been named as an individual defendant in Crown's civil action in Federal court in Texas to recover, from fifteen OCAW members and the local
 OCAW bargaining unit, damages arising from the alleged sabotage at the Pasadena refinery.

    The Board of Directors believes that it is important for stockholders to have this additional information available when the stockholder considerings the shareholder proposals that will be voted upon at the Annual
 Meeting.



                                OTHER MATTERS
                                -------------

    Management does not know of any business other than the election of directors and the vote on the two shareholder proposals to come before the meeting. However, if any other business should properly come before the meeting, the proxies will be voted with respect thereto in accordance with the direction of the stockholders.


 Relationship With Independent Public Accountants
 ------------------------------------------------

    The principal independent public accountant for the Company and its subsidiaries since the organization of the Company has been Ernst &
 Young LLP or its predecessors, and such firm has been selected again for the current fiscal year.
 A representative of Ernst & Young LLP will be present at the Annual Meeting. Their representative does not intend to make any formal statement but will respond to any questions.

 INFORMATION INCORPORATED BY REFERENCE
 -------------------------------------

    The Company's Financial Statements and
 Supplementary Data (Item 8), Management's
 Discussion and Analysis of Financial Condition and Results of Operations (Item 7) and supplementary financial information with respect to Quarterly Results of Operations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and are hereby incorporated by reference.






 STOCKHOLDERS' PROPOSALS FOR THE 1999 ANNUAL
 MEETING
 ------------------------------------------------
 ---

    Proposals of stockholders of the Company intended to be presented at the Annual Meeting of stockholders of the Company in 1999 must be received by the Secretary of the Company, One
 North Charles Street, P.O. Box 1168, Baltimore,
 Maryland 21203 on or before November 16 30,,
 1998 and must otherwise comply with the rules of the Commission and the Bylaws of the Company to be eligible for inclusion in the Proxy Statement for the Annual Meeting in 1999.

                    By  order  of  the  Board  of
 Directors,



                    /s/-  -Dolores  B.  Rawlings[
 Signature]
                    -----------------------------
 -----
                    DOLORES B. RAWLINGSDolores B.
 Rawlings
                   Vice President - Secretary

 March 16 26,, 1998

 ADDENDUM
 (Crown Logo, registered trademark)
                           PROXY
            CROWN CENTRAL PETROLEUM CORPORATION
                      P. O. BOX 1168
                 BALTIMORE, MARYLAND 21203

  PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
       Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders - April 23, 1998

  Reserving the right of revocation, the undersigned hereby appoints as his or her proxy or proxies, with full power of substitution, Thomas L. Owsley, Dolores B. Rawlings, and Henry A. Rosenberg, Jr., or any one or more of them, to vote all Class A Common
  Stock and Class B Common Stock of the undersigned at the Annual Meeting of Stockholders of Crown Central
  Petroleum Corporation, a Maryland corporation, to be held at Turf Valley Conference Center, 2700 Turf
  Valley Road, Ellicott City, Maryland on Thursday,
  April 23, 1998 or at any adjournment of said meeting.

  This proxy when properly executed will be voted in the manner directed by the undersigned stockholder.
  If no direction is made, this proxy will be voted for the election of the nominees named, and against proposals 2 and 3, and at the proxy holder's discretion on any other matter or matters which may properly come before the Meeting.

  [SEE REVERSE]                           [ SEE
  REVERSE ]
      SIDE CONTINUED AND TO BE SIGNED ON REVERSE
  SIDE

  (Crown Logo, registered trademark)
  (letterhead)
  Crown Central Petroleum Corporation
  Refiners / marketers of refined petroleum products and petrchemicals
  One North Charles Street - P.O. Box 1168 -
  Baltimore, Maryland 21203 - (410) 539-7400



  This proxy card is provided for completion both by holders of Class A Stock and by holders of Class B
  Stock.


  If a stockholder owns shares of Class A Stock, the stockholder should vote on the election of the directors to be elected by the holders of Class A
  Stock.


  If a stockholder owns shares of Class B Stock, the stockholder should vote on the election of the directors to be elected by the holders of Class B
  Stock.


  If a stockholder owns shares of both Class A Stock and Class B Stock, the stockholder should vote on the election of all directors.


                       DETACH HERE

            Please mark
            votes as in
        Xthis example.
    ---

    The Board of Directors recommends a vote FOR the nominees listed.

  1.Election of seven (7) Directors. Class A Common
     Stock Nominees: Jack Africk, George L. Bunting,
     Jr., Michael F. Dacey, Patricia A. Goldman,
     William L. Jews, Henry A. Rosenberg, Jr. and
     Sanford V. Schmidt

  FOR             WITHHELD
  ALL             FROM BOTH
  NOMINEES        NOMINEES
          -------          --------

  ------------------------------------------------------------
  For, except  vote withheld from the nominee(s) listed above.


  Election of (2) Directors
  Class B Common Stock Nominees:
  Thomas M. Gibbons and Rev. Harold Ridley, S.J.

  FOR             WITHHELD
  ALL              FROM BOTH
  NOMINEES         NOMINEES
  -------          ------

  ---------------------------------------------------------
  For, except  vote withheld from the nominee(s) listed above.

  The Board of Directors recommends a vote AGAINST proposals 2 and 3 and to GRANT discretion under
  Item 4.

  2. Shareholder proposal concerning executive compensation.

  FOR            AGAINST       ABSTAIN

  ---            ---           ---

  3. Shareholder Proposal concerning relationships between Company and certain officers.

  FOR            AGAINST       ABSTAIN

  ---            ---           ---

  4. In their discretion on any other matter or matterswhich may properly come before said meeting or any adjournment thereof.

  GRANTED     WITHHELD

  ---         ---

  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                 ----

  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN
  THE ENCLOSED ENVELOPE.This proxy should be signed by the stockholder in person. If a joint account, all joint owners should sign.



 Signature:                             Date:
            --------------------------        -------------
 ---
 Signature:                             Date:
            --------------------------        -------------
 ---